Exhibit 3.1 By-laws of Northern Trust Corporation Chicago, Illinois As Amended Through November 19, 2024

TABLE OF CONTENTS Page -i- ARTICLE I THE STOCKHOLDERS ................................................................................................................ 1 SECTION 1.1 Annual Meeting ............................................................................................................. 1 SECTION 1.2 Special Meetings ........................................................................................................... 1 SECTION 1.3 Notice of Meetings ........................................................................................................ 3 SECTION 1.4 Fixing Date of Record ................................................................................................... 3 SECTION 1.5 Inspectors of Elections .................................................................................................. 4 SECTION 1.6 Quorum ......................................................................................................................... 4 SECTION 1.7 Vote Required ............................................................................................................... 5 SECTION 1.8 Proxies ........................................................................................................................... 5 SECTION 1.9 Voting by Ballot ............................................................................................................ 5 SECTION 1.10 Voting Lists ................................................................................................................... 5 SECTION 1.11 Place of Meeting ........................................................................................................... 6 SECTION 1.12 Voting of Shares of Certain Holders ............................................................................. 6 SECTION 1.13 Nature of Business at Annual Meeting of Stockholders ................................................ 6 SECTION 1.14 Conduct of Meetings ..................................................................................................... 8 ARTICLE II THE BOARD OF DIRECTORS ..................................................................................................... 9 SECTION 2.1 General Powers ............................................................................................................. 9 SECTION 2.2 Number, Tenure and Qualifications .............................................................................. 9 SECTION 2.3 Regular Meetings .......................................................................................................... 9 SECTION 2.4 Special Meetings; Notice .............................................................................................. 9 SECTION 2.5 Time of Notice .............................................................................................................. 9 SECTION 2.6 Quorum ....................................................................................................................... 10 SECTION 2.7 Manner of Acting ........................................................................................................ 10 SECTION 2.8 Directors’ Compensation............................................................................................. 10 SECTION 2.9 Vacancies .................................................................................................................... 10 SECTION 2.10 Consent in Lieu of Meeting ......................................................................................... 10 SECTION 2.11 The Lead Director ....................................................................................................... 10 SECTION 2.12 Nomination of Directors.............................................................................................. 11 SECTION 2.13 Proxy Access ............................................................................................................... 12 ARTICLE III THE EXECUTIVE COMMITTEE ............................................................................................... 22 SECTION 3.1 The Executive Committee ........................................................................................... 22 ARTICLE IV THE AUDIT COMMITTEE ......................................................................................................... 23 SECTION 4.1 The Audit Committee .................................................................................................. 23 ARTICLE V THE CORPORATE GOVERNANCE COMMITTEE ................................................................. 23

TABLE OF CONTENTS
(continued)

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SECTION 5.1	The Corporate Governance Committee	23
ARTICLE VI	THE HUMAN CAPITAL AND COMPENSATION COMMITTEE	24
SECTION 6.1	The Human Capital and Compensation Committee	24
ARTICLE VII	THE BUSINESS RISK COMMITTEE	24
SECTION 7.1	The Business Risk Committee	24
ARTICLE VIII	THE CAPITAL GOVERNANCE COMMITTEE	25
SECTION 8.1	The Capital Governance Committee	25
ARTICLE IX	THE OFFICERS	25
SECTION 9.1	Number, Election or Appointment, and Term of Office	25
SECTION 9.2	Removal	26
SECTION 9.3	The Chairman of the Board	26
SECTION 9.4	The Chief Executive Officer	26
SECTION 9.5	The President	26
SECTION 9.6	The Vice Chairmen	26
SECTION 9.7	The Executive Vice Presidents	26
SECTION 9.8	The Vice Presidents	27
SECTION 9.9	The Treasurer	27
SECTION 9.10	The Secretary	27
SECTION 9.11	Assistant Treasurers and Assistant Secretaries	27
SECTION 9.12	Compensation	27
ARTICLE X	CONTRACTS, LOANS, CHECKS AND DEPOSITS	28
SECTION 10.1	Contracts	28
SECTION 10.2	Loans	28
SECTION 10.3	Checks, Drafts, etc.	28
SECTION 10.4	Deposits	28
SECTION 10.5	Power to Execute Proxies	28
ARTICLE XI	CERTIFICATED AND UNCERTIFICATED SHARES AND THEIR TRANSFER	28
SECTION 11.1	Certificated and Uncertificated Shares	28
SECTION 11.2	Transfers of Shares	29
ARTICLE XII	FISCAL YEAR	29
SECTION 12.1	Fiscal Year	29
ARTICLE XIII	SEAL	29
SECTION 13.1	Seal	29
ARTICLE XIV	WAIVER OF NOTICE	29

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TABLE OF CONTENTS (continued) Page -iii- SECTION 14.1 Waiver of Notice ......................................................................................................... 29 ARTICLE XV INDEMNIFICATION ................................................................................................................... 30 SECTION 15.1 Indemnification Request ............................................................................................. 30 SECTION 15.2 Determination of Indemnification Request ................................................................. 30 SECTION 15.3 Presumption of Entitlement; Conclusive Effect of Findings of Fact and Law; Other Procedures ......................................................................................................... 30 SECTION 15.4 Cooperation and Expenses .......................................................................................... 30 SECTION 15.5 Selection of Independent Counsel ............................................................................... 31 SECTION 15.6 Time for Determination ............................................................................................... 31 SECTION 15.7 Failure to Make Determination; Remedies for Enforcement ...................................... 31 SECTION 15.8 Appeal of Adverse Determination ............................................................................... 32 SECTION 15.9 Burden of Proof ........................................................................................................... 32 SECTION 15.10 Definition of “Disinterested Director.” ....................................................................... 32 SECTION 15.11 Definition of “Change of Control.” ............................................................................. 32 SECTION 15.12 Advancement of Expenses .......................................................................................... 33 SECTION 15.13 Personal Liability of Directors .................................................................................... 33 ARTICLE XVI AMENDMENTS .......................................................................................................................... 33 SECTION 16.1 Amendments ............................................................................................................... 33

By-laws of Northern Trust Corporation Chicago, Illinois ARTICLE I THE STOCKHOLDERS SECTION 1.1 Annual Meeting. The annual meeting of stockholders of Northern Trust Corporation (the “Corporation”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect Directors, and transact such other business as may properly be brought before the meeting. SECTION 1.2 Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President. Subject to subsections (a) through (h) of this Section 1.2, a special meeting of stockholders shall be called by the Secretary upon the written request of one or more stockholders owning not less than twenty- five percent (25%) (the “Requisite Percent”) of the shares of the Corporation’s outstanding common stock (a “Stockholder Requested Special Meeting”), subject to the following: (a) For purposes of calculating the Requisite Percent, a requesting stockholder’s ownership of shares of the Corporation’s common stock shall be determined in a manner identical to that described in Section 2.13(c)(iv) hereof with respect to the determination of an Eligible Holder’s ownership of outstanding shares of the Corporation’s common stock. (b) The requesting stockholder(s) must deliver one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”), signed and dated by the requesting stockholder(s) (or their duly authorized agents), to the Secretary at the principal executive offices of the Corporation setting forth: (i) the name, address and number of shares of the Corporation’s common stock owned by the requesting stockholder(s), calculated in accordance with Section 1.2(a) hereof, and in the case of a beneficial owner, evidence of ownership of such shares from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule); (ii) the purpose of the special meeting and the matter(s) proposed to be acted upon; (iii) the Disclosable Interests required to be included in a stockholder’s notice pursuant to clauses (iii) through (viii) of Section 1.13 of the requesting stockholder(s) and any Stockholder Associated Person (as defined in Section 1.13) of such requesting stockholder(s); and (iv) an agreement by the requesting stockholder(s) to notify the Corporation in writing within two business days of any change in the number of shares of the Corporation’s common stock

-2- owned by the requesting stockholder(s) prior to the date of the Stockholder Requested Special Meeting. If the matter to be acted upon at a Stockholder Requested Special Meeting involves the election of Directors, only persons nominated in accordance with Section 2.12 shall be eligible for election as Directors at such Stockholder Requested Special Meeting. (c) Any requesting stockholder may revoke a Special Meeting Request at any time by delivering a revocation in writing to the Secretary at the principal executive offices of the Corporation. Any disposition of shares of the Corporation’s common stock owned by the requesting stockholder(s) prior to the date of the Stockholder Requested Special Meeting shall be deemed a revocation of the Special Meeting Request to the extent of such disposition. (d) Multiple Special Meeting Requests will be considered together for the purpose of establishing the Requisite Percent only to the extent that (i) each such Special Meeting Request identifies substantially the same purpose and matter(s) to be acted on at the proposed Stockholder Requested Special Meeting (as determined in good faith by the Board of Directors), and (ii) each such Special Meeting Request is dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. (e) A Special Meeting Request shall be invalid and a Stockholder Requested Special Meeting shall not be called, or in the event that a Stockholder Requested Special Meeting has been called, may be cancelled in the discretion of the Board of Directors, if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) a requesting stockholder is not entitled to vote at the Stockholder Requested Special Meeting, and the remaining requesting stockholder(s), if any, do not own the Requisite Percent of the shares of the Corporation’s common stock; (iii) a requesting stockholder revokes its Special Meeting Request, and the remaining requesting stockholders do not own the Requisite Percent of the shares of the Corporation’s common stock; (iv) the Delivery Date (as defined below) is during the period commencing 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (v) the same or a substantially similar matter (as determined in good faith by the Board of Directors) is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 90 days of the Delivery Date; or (vi) the Special Meeting Request was made in a manner that involved a violation of Section 14 of the Exchange Act or any other applicable law. (f) A Stockholder Requested Special Meeting shall be held on such date and at such time and place, if any, as shall be designated by the Board of Directors in its sole discretion, provided that the date of any Stockholder Requested Special Meeting shall not be more than 90 days after the Delivery Date. (g) The “Delivery Date” shall be the earliest date on which one or more valid, unrevoked Special Meeting Requests representing the Requisite Percent of the shares of the Corporation’s common stock have been delivered to the Secretary in accordance with this Section 1.2.

-3- (h) At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Nothing herein shall prohibit the Board of Directors from including matters in the notice of meeting that are in addition to those that are identified in any Special Meeting Request. SECTION 1.3 Notice of Meetings. Unless a different manner of giving notice is prescribed by statute, written or printed notice stating the place, if any, and date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not more than 60 days nor less than 10 days (or less than 20 days if a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of the Corporation’s property or assets, is to be acted upon at the meeting) before the date of the meeting either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. SECTION 1.4 Fixing Date of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days (or less than 20 days if a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of the Corporation’s property or assets, is to be acted upon at the meeting) before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) or by statute, shall be the first date

-4- on which a signed written consent setting forth the action taken or proposed to be taken is delivered in the manner required by law to the Corporation at its registered office in the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation’s stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Restated Certificate of Incorporation or by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (d) Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date. SECTION 1.5 Inspectors of Elections. The Board of Directors of the Corporation shall appoint, in advance, one or more inspectors to act at each meeting of the stockholders of the Corporation. If no inspector has been appointed or one or more have been appointed but are unable or fail to act, the presiding officer of any meeting of the stockholders shall appoint one or more persons as inspectors for such meeting. Such inspectors shall: (a) ascertain the number of shares of stock of the Corporation outstanding and entitled to vote at the meeting and the voting power of each share; (b) determine and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies and ballots; (c) count all votes and ballots and report the results; and (d) do such other acts as are required by law or are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by him or her or a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. The inspector or inspectors may appoint or retain other persons or entities to assist in performing their duties. SECTION 1.6 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. A quorum, once established, shall not be broken by the

-5- withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer at the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. SECTION 1.7 Vote Required. Except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Restated Certificate of Incorporation or these By-laws, if a quorum is present at a meeting, the affirmative vote of the majority of shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. The foregoing notwithstanding, at each meeting of the stockholders at which Directors are to be elected, each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election, provided that if the number of nominees as of the record date for any such meeting exceeds the number of Directors to be elected at the meeting, Directors shall be elected by a plurality of the votes cast. For purposes of this Section 1.7, a majority of the votes cast means that the number of shares voted “for” the nominee’s election exceeds the number of shares voted “against” the nominee’s election. SECTION 1.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the foregoing sentence, a stockholder may validly grant such authority by (a) executing a writing authorizing another person or persons to act for such stockholder as proxy, (b) authorizing another person or persons to act for such stockholder as proxy by electronically transmitting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder, or (c) any other means permitted under the General Corporation Law of the State of Delaware. SECTION 1.9 Voting by Ballot. Voting in any election for Directors shall be by ballot. SECTION 1.10 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to

-6- such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. SECTION 1.11 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors; provided that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware. If a meeting is not to be held solely by means of remote communication and no designation of the place of the meeting is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the City of Chicago. SECTION 1.12 Voting of Shares of Certain Holders. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his or her administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by the trustee, either in person or by proxy. Shares of capital stock of the Corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time. SECTION 1.13 Nature of Business at Annual Meeting of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.13 and on the record date for the determination of stockholders entitled to vote

-7- at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.13. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below): (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such person, except that such person shall in all events be deemed to beneficially own any shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as the “Stockholder Information”), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (v) a description of all arrangements or understandings between or among the stockholder giving the notice and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (vi) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (vii) notice whether such person intends to solicit proxies in connection with the proposed matter and (viii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies in support of the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (iii) through (viii) are referred to as the “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosure with respect to the ordinary course business activities of any broker, dealer, commercial

-8- bank, trust company or other nominee who is a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner. “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person. Any information required pursuant to this paragraph shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than 10 days after such record date. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.13, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.13 shall be deemed to preclude discussion by any stockholder of any such business. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Nothing in this Section 1.13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. SECTION 1.14 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of the stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding officer of any meeting of the stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and that such business shall not be transacted.

-9- ARTICLE II THE BOARD OF DIRECTORS SECTION 2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. SECTION 2.2 Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of such number of Directors, not less than five nor more than fifteen, as shall be fixed from time to time by the Board of Directors. Each Director shall hold office until the next annual meeting of stockholders or until a successor is elected. SECTION 2.3 Regular Meetings. A regular meeting of the Board of Directors shall be held at least once each quarter at such place, if any, date and hour as the Board of Directors may determine. Notice of each regular meeting, unless waived, shall be given in the same manner as is provided for notice of a special meeting. SECTION 2.4 Special Meetings; Notice. A special meeting of the Board of Directors may be called by or at the request of the Chairman of the Board, the Lead Director, or a majority of the Directors then in office. The person or persons calling or requesting such meeting may fix the place, if any, date and hour thereof. Notice of the place, date, and hour of each special meeting, unless waived, shall be given to each Director either by registered or certified mail or a nationally recognized overnight courier not less than 48 hours before the date of the meeting, by telephone, facsimile, electronic mail or other electronic means on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Such notice may be given by the Secretary or by the Director or Directors calling the meeting. SECTION 2.5 Time of Notice. If notice to a Director is given: (a) in person, such notice shall be deemed to have been given when delivered; (b) by registered or certified mail or a nationally recognized overnight courier, such notice shall be deemed to have been given upon receipt by the Director at such address as appears on the records of the Corporation for such Director; (c) by facsimile or by telephone, wireless or other means of voice transmission, such notice shall be deemed to have been given when transmitted to such number or call designation as appears on the records of the Corporation for such Director; (d) by electronic mail, when received by the electronic mail address as appears on the records of the Corporation for such Director; or (e) by any other form of electronic transmission, when received by the Director.

-10- Any meeting of the Board of Directors shall be a legal meeting without any notice having been given if all the Directors are present at the meeting, and no notice of a meeting shall be required to be given to any Director who attends such meetings. SECTION 2.6 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. SECTION 2.7 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except on additions, amendments, repeal or any changes whatsoever in the By-laws or the adoption of new By-laws, when the affirmative votes of at least a majority of the members of the Board of Directors shall be necessary for the adoption of such changes. A Director may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meetings. SECTION 2.8 Directors’ Compensation. The Directors shall receive such compensation as may be fixed by the Board of Directors for services to the Corporation. SECTION 2.9 Vacancies. If vacancies occur in the Board of Directors, or if any new Directorship is created by any increase in the authorized number of Directors, a majority of the remaining Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created Directorship, and the Directors so chosen shall hold office until the next annual meeting of stockholders or until their successors are elected. SECTION 2.10 Consent in Lieu of Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing (or by electronic transmission), and the writing or writings (or electronic transmissions) are filed with the minutes of the proceedings of the Board of Directors or committee. SECTION 2.11 The Lead Director. The Board of Directors, by the affirmative vote of a majority of those Directors who have been determined to be “independent” for purposes of the applicable requirements of The NASDAQ Stock Market LLC (“Nasdaq”), shall annually designate one of the independent Directors as Lead Director. The Lead Director shall have such duties and responsibilities as may be assigned to the Lead Director from time to time by these By- laws, the Corporation’s Corporate Governance Guidelines and the Board of Directors. In the absence or inability to act of the Chairman of the Board, or upon the request of the Chairman of the Board, the Lead Director shall preside at meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the Chairman of the Board.

-11- SECTION 2.12 Nomination of Directors. Only persons who are nominated in accordance with the procedures specified in this Section 2.12 or in Section 2.13 shall be eligible for election as Directors of the Corporation at an annual meeting or at a special meeting of the stockholders called for the purpose of electing Directors, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of the stockholders called for the purpose of electing Directors (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any stockholder of the Corporation entitled to vote at such meeting (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.12, or (c) by any Eligible Holder (as defined below) who meets the requirements of and complies with Section 2.13. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to the nominating stockholder and any Stockholder Associated Person (i) the Stockholder Information (as defined in Section 1.13) and (ii) any Disclosable Interest (as defined in Section 1.13, except that the disclosure in clause (viii) of Section 1.13 shall be made with respect to the election of Directors at the meeting) and (b) as to each person whom the stockholder proposes to nominate for election as a Director (i) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.12 if such proposed nominee were a nominating stockholder, (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and any Stockholder Associated Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other person with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant

-12- to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a Director or executive officer of such registrant, (iii) any other information relating to the proposed nominee that would be required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named as a nominee and to serve as a Director if elected), and (iv) a representation that the stockholder (or any Stockholder Associated Person) intends to, or is a part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) that intends to, (A) solicit proxies in support of each proposed nominee in accordance with Rule 14a-19 under the Exchange Act and/or (B) otherwise solicit proxies from stockholders in support of such nomination in compliance with applicable legal requirements. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. Any information required pursuant to this paragraph shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than 10 days after such record date. If any stockholder or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or Stockholder Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, a written certification (and upon request by the Corporation, reasonable evidence as determined by the Corporation in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act. Any stockholder or Stockholder Associated Person soliciting proxies from other stockholders in respect of any nomination must use a proxy card color other than white, which is reserved for the exclusive use by the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12 or in Section 2.13. If the presiding officer at the meeting determines that a nomination was not made in accordance with the procedures of this Section 2.12 or Section 2.13, as applicable, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. If any stockholder or Stockholder Associated Person (x) provides notice pursuant to Rule 14a- 19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of the election of such proposed nominees (which proxies and votes shall also be disregarded). SECTION 2.13 Proxy Access. (a) Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 2.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not any special meeting of stockholders):

-13- (i) the names of any person or persons nominated for election, which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 2.13 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder” and each person so nominated, a “Nominee”); (ii) disclosure about each Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission (the “SEC”) or other applicable law to be included in the proxy statement; (iii) any statement in support of the Nominee’s (or Nominees’, as applicable) election to the Board of Directors included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement (subject, without limitation, to Section 2.13(e)(ii)), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Statement”); and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee(s), including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.13 and any solicitation materials or related information with respect to the Nominee(s). For purposes of this Section 2.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee thereof, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Nominee and any other person so long as made in good faith (without any further requirements). (b) Maximum Number of Nominees. (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than that number of Directors constituting the greater of (i) two and (ii) 20% of the total number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of stockholders shall be reduced by: (i) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of stockholders and (ii) the number of incumbent Directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the

-14- deadline for submitting a Nomination Notice as set forth in Section 2.13(d) below but before the date of the Corporation’s applicable annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. (ii) If the number of Nominees pursuant to this Section 2.13 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(d), a Nominating Stockholder ceases to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors, or withdraws its nomination or a Nominee ceases to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors, or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of the Corporation’s proxy statement for such annual meeting of stockholders, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy statement for such annual meeting of stockholders or on any ballot or form of proxy for such annual meeting of stockholders the disregarded Nominee or any successor or replacement nominee proposed by the applicable Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy for such annual meeting of stockholders and will not be voted on at such annual meeting of stockholders. (c) Eligibility of Nominating Stockholder. (i) An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 2.13(c) continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.13(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). (ii) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of such shares through the date of the Corporation’s applicable

-15- annual meeting of stockholders. Two or more funds or accounts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Board of Directors that demonstrates the satisfaction of any of the foregoing criteria. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the applicable annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group. As used in this Section 2.13, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Stockholder that consists of more than one Eligible Holder and to all the Eligible Holders that make up such Nominating Stockholder. (iii) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock calculated as of the most recent date for which the total number of outstanding shares of common stock of the Corporation is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. (iv) For purposes of this Section 2.13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not yet been settled or closed, (2) purchased by such Eligible Holder or any of its affiliates in a transaction that has not yet been settled or closed, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. For purposes of this Section 2.13, an Eligible Holder “owns” shares held in

-16- the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loaned shares as of the date of the Corporation’s applicable annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. (v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice. (d) Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than 150 calendar days and no later than the close of business 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the applicable annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided in this Section 2.13(d) by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed: (i) a Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules; (ii) a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each Eligible Holder included in the group): (A) the information required with respect to the nomination of Directors pursuant to Section 2.12 of these By-laws; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N

-17- (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (D) a representation and warranty that the Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (E) a representation and warranty that the Nominee: (1) does not have any direct or indirect relationship with the Corporation that will cause the Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (2) meets the audit committee independence requirements under the rules of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.13(c) and has provided evidence of ownership to the extent required by Section 2.13(c)(i); (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.13(c) through the date of the applicable annual meeting of stockholders; (H) a statement as to the Nominating Stockholder’s intentions with respect to maintaining qualifying ownership of the Minimum Number of shares for at least one year following the applicable annual meeting of stockholders; (I) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products

-18- produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (J) details of any shares of the Corporation owned by the Nominee that are (1) pledged by the Nominee or otherwise subject to a lien, charge or other encumbrance or (2) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Nominee, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Nominee’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Nominee; (K) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Nominee(s); (L) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) under the Exchange Act in support of the election of any individual as a Director at the applicable annual meeting of stockholders, other than its Nominee(s) or any nominee of the Board of Directors; (M) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Director of the Corporation at the applicable annual meeting of stockholders; (N) if desired, a Statement; and (O) in the case of a nomination by a group, the designation by all Eligible Holders included in the group of one such Eligible Holder that is authorized to act on behalf of all Eligible Holders included in the group with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including, in the case of a group, each Eligible Holder included in that group) agrees:

-19- (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of a Nominee; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s Directors or Director nominees or any Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of one or more of the Corporation’s Directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Nominees to comply with, or any breach or alleged breach of, its respective obligations, agreements or representations under this Section 2.13; and (E) in the event that (1) any information included in the Nomination Notice or in any other communication by the Nominating Stockholder (including with respect to any Eligible Holder included in a group), any of its Nominees or any of their respective agents or representatives with the Corporation, its stockholders or any other person in connection with the nomination or election of a Nominee ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading) or (2) the Nominating Stockholder (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 2.13(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and, in the case of clause (1), any other recipient of such communication (together with the information required to correct the misstatement or omission); and (iv) an executed agreement, in a form deemed satisfactory by the Board of Directors, by the Nominee:

-20- (A) to provide to the Corporation such other information, including completion of the Corporation’s Director questionnaire, as it may reasonably request; (B) that the Nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to Directors in each case as in effect from time to time (including, but not limited to, any provision therein requiring a Director to offer his or her resignation in specified circumstances); and (C) that the Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a Director (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could reasonably be expected to limit or interfere with the Nominee’s ability to comply, if elected as a Director of the Corporation, with its fiduciary duties under applicable law. The information and documents required by this Section 2.13(d) to be provided by the Nominating Stockholder shall be: (A) provided with respect to and executed by each Eligible Holder, in the case of information applicable to group members; and (B) provided with respect to the persons specified in Instruction 1 to Item 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or Eligible Holder included in a group that is an entity. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. (e) Exceptions. (i) Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Corporation receives a notice, whether or not subsequently withdrawn, pursuant to Section 2.12 of these By-laws that a stockholder

-21- intends to nominate a candidate for Director at the applicable annual meeting of stockholders; (B) another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors and other than as permitted by this Section 2.13; (C) the Nominating Stockholder or the Eligible Holder that is designated to act on behalf of a group of Eligible Holders, as applicable, or any qualified representative thereof, does not appear at the applicable annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.13, the Nominating Stockholder withdraws its nomination or the presiding officer at the meeting declares that such nomination shall be disregarded pursuant to Section 2.12 of these By-laws; (D) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Restated Certificate of Incorporation or these By-laws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (E) the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.13 at one of the Corporation’s two preceding annual meetings of stockholders and either (1) withdrew or became ineligible or (2) received a vote of less than 20% of the Corporation’s shares of common stock entitled to vote for such Nominee; (F) (1) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (2) the Nominee’s election as a member of the Board of Directors would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or the Federal Energy Regulatory Commission or (3) the Nominee is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, provided, however, that this clause (3) shall apply only so long as the Corporation is subject to compliance with Section

-22- 164 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any successor provision thereto); or (G) the Corporation is notified, or the Board of Directors determines, that a Nominating Stockholder or such Nominee has failed to continue to satisfy the eligibility requirements described in this Section 2.13, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.13. (ii) Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Statement in support of one or more Nominees, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee. ARTICLE III THE EXECUTIVE COMMITTEE SECTION 3.1 The Executive Committee. An Executive Committee and its Chairman shall be appointed by the Board of Directors annually at its organization meeting. The Committee shall perform such functions as the Board of Directors shall direct, as are set forth in an Executive Committee Charter adopted by the Board of Directors. The Committee shall consist of no less than five Directors, one of whom shall be the Chairman of the Board. The Committee shall meet upon the call of the Chairman or a majority of the members of the Committee. A majority of the Committee’s members shall constitute a quorum, and the act of a majority of the members at which a quorum is present shall be the act of the Committee. In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. In the absence or disqualification of a member of the Committee, the members thereof present at any meeting and not disqualified from

-23- voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. ARTICLE IV THE AUDIT COMMITTEE SECTION 4.1 The Audit Committee. An Audit Committee and its Chairman shall be appointed by the Board of Directors annually at its organization meeting. The Committee shall perform such functions, both for the Corporation and its subsidiaries on a consolidated basis and for such individual banking subsidiaries as the Board of Directors shall direct, as are set forth in an Audit Committee Charter adopted by the Board of Directors and conforming to the requirements of Nasdaq, applicable law and applicable regulatory authorities. The Committee shall consist of at least four Directors. The membership of the Committee shall meet the requirements of Nasdaq, the Exchange Act, the Federal Deposit Insurance Corporation Improvement Act of 1991 and applicable regulatory authorities, as set forth in the Audit Committee Charter. The Committee shall meet upon the call of its Chairman or any member of the Committee. A majority of the Committee’s members shall constitute a quorum, and the act of a majority of the members at which a quorum is present shall be the act of the Committee. In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. In the absence or disqualification of a member of the Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors who meets the Committee membership requirements set forth in the Audit Committee Charter to act at the meeting in the place of any such absent or disqualified member. ARTICLE V THE CORPORATE GOVERNANCE COMMITTEE SECTION 5.1 The Corporate Governance Committee. A Corporate Governance Committee and its Chairman shall be appointed by the Board of Directors annually at its organization meeting. The Committee shall perform such functions as the Board of Directors shall direct, as are set forth in a Corporate Governance Committee Charter adopted by the Board of Directors and conforming to the requirements of Nasdaq, applicable law and applicable regulatory authorities. The Committee shall consist of at least three Directors. The membership of the Committee shall meet the requirements of Nasdaq and applicable regulatory authorities, as set forth in the Corporate Governance Committee Charter. The Committee shall meet upon the call of its Chairman or any member of the Committee. A majority of the Committee’s members shall constitute a quorum, and the act of a majority of the members at which a quorum is present shall be the act of the Committee. In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. In the absence or disqualification of a member of the Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors who meets the Committee membership requirements set forth in the Corporate Governance Committee Charter to act at the meeting in the place of any such absent or disqualified member.

-24- ARTICLE VI THE HUMAN CAPITAL AND COMPENSATION COMMITTEE SECTION 6.1 The Human Capital and Compensation Committee. A Human Capital and Compensation Committee and its Chairman shall be appointed by the Board of Directors annually at its organization meeting. The Committee shall perform such functions as the Board of Directors shall direct, as are set forth in a Human Capital and Compensation Committee Charter adopted by the Board of Directors and conforming to the requirements of Nasdaq, applicable law and applicable regulatory authorities. The Committee shall consist of at least three Directors. The membership of the Committee shall meet the requirements of Nasdaq and applicable regulatory authorities, as set forth in the Human Capital and Compensation Committee Charter. The Committee shall meet upon the call of its Chairman or any member of the Committee. A majority of the Committee’s members shall constitute a quorum, and the act of a majority of the members at which a quorum is present shall be the act of the Committee. In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. In the absence or disqualification of a member of the Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors who meets the Committee membership requirements set forth in the Human Capital and Compensation Committee Charter to act at the meeting in the place of any such absent or disqualified member. ARTICLE VII THE BUSINESS RISK COMMITTEE SECTION 7.1 The Business Risk Committee. A Business Risk Committee and its Chairman shall be appointed by the Board of Directors annually at its organization meeting. The Committee shall perform such functions as the Board of Directors shall direct, as are set forth in a Business Risk Committee Charter adopted by the Board of Directors. The Committee shall consist of no less than three Directors, none of whom shall be an employee of the Corporation or any of its subsidiaries. The membership of the Committee shall meet the requirements of applicable regulatory authorities, as set forth in the Business Risk Committee Charter. The Committee shall meet upon the call of its Chairman or any member of the Committee. A majority of the Committee’s members shall constitute a quorum, and the act of a majority of the members at which a quorum is present shall be the act of the Committee. In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. In the absence or disqualification of a member of the Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors who meets the Committee membership requirements set forth in the Business Risk Committee Charter to act at the meeting in the place of any such absent or disqualified member.

-25- ARTICLE VIII THE CAPITAL GOVERNANCE COMMITTEE SECTION 8.1 The Capital Governance Committee. A Capital Governance Committee and its Chairman shall be appointed by the Board of Directors annually at its organization meeting. The Committee shall perform such functions as the Board of Directors shall direct, as are set forth in a Capital Governance Committee Charter adopted by the Board of Directors. The Committee shall consist of no less than three Directors. The membership of the Committee shall meet the requirements set forth in the Capital Governance Committee Charter. The Committee shall meet upon the call of its Chairman or any member of the Committee. A majority of the Committee’s members shall constitute a quorum, and the act of a majority of the members at which a quorum is present shall be the act of the Committee. In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. In the absence or disqualification of a member of the Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors who meets the Committee membership requirements set forth in the Capital Governance Committee Charter to act at the meeting in the place of any such absent or disqualified member. ARTICLE IX THE OFFICERS SECTION 9.1 Number, Election or Appointment, and Term of Office. The officers of the Corporation shall include a Chairman of the Board and a President, one of whom shall be designated Chief Executive Officer by the Board of Directors, and may also include one or more Vice Chairmen, a Chief Audit Executive, one or more Executive Vice Presidents (any of whom may be designated a Senior Executive Vice President), a Secretary and a Treasurer and such other officers as may from time to time be elected by the Board of Directors. Each of the foregoing officers is referred to in these By-laws as an “elected officer.” For the avoidance of doubt, no officer shall be deemed to be an elected officer unless the officer holds a title listed in the first sentence of this Section 9.1 or is expressly designated as such by the Board of Directors. Either or both of the Chief Executive Officer and the Chief Human Resources Officer of the Corporation may appoint one or more Senior Vice Presidents, Vice Presidents, Second Vice Presidents, other officers and any assistant officers (collectively, “appointed officers”), any of whom may have such other titles and designations (other than those of an elected officer) as the Chief Executive Officer or the Chief Human Resources Officer of the Corporation may determine. Any two or more offices may be held by the same person. The Chairman of the Board shall be elected from among the Directors. The elected officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. The appointed officers may be appointed from time to time. Vacancies or new offices may be filled at any time. Each elected officer shall hold office until a successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed by the Board of

-26- Directors. Each appointed officer shall hold office until death, resignation or removal by the Chief Executive Officer or the Chief Human Resources Officer of the Corporation. SECTION 9.2 Removal. Any elected or appointed officer may be removed by the Board of Directors, and any appointed officer may be removed by either the Chief Executive Officer or the Chief Human Resources Officer of the Corporation whenever in its or such officer’s judgment the best interests of the Corporation would be served thereby. SECTION 9.3 The Chairman of the Board. The Chairman of the Board shall have such powers as are vested in him or her by the Board of Directors, by law or by these By-laws. The Chairman of the Board shall preside at the meetings of the stockholders, of the Board of Directors, and of the Executive Committee. In the absence or inability to act of the Chairman of the Board, or upon the request of the Chairman of the Board, the Lead Director shall preside at meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the Chairman of the Board. In the absence or inability to act of the Chairman of the Board and the Lead Director, the Board of Directors, by the affirmative vote of a majority of those Directors who have been determined to be “independent” for purposes of the applicable Nasdaq requirements, shall designate a Director or officer to preside at meetings of the stockholders and of the Board of Directors and such person shall have and exercise all of the powers and duties of the Chairman of the Board. SECTION 9.4 The Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation and the powers vested in him or her by the Board of Directors, by law or by these By-laws or which usually attach or pertain to such office. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors, the Chief Executive Officer may execute for the Corporation any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized, and the Chief Executive Officer may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the Corporation’s business in its ordinary course requires. SECTION 9.5 The President. The President shall have the powers and duties vested in him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, by law or by these By-laws. SECTION 9.6 The Vice Chairmen. Each Vice Chairman shall have such powers and perform such duties as are vested in or assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these By-laws. SECTION 9.7 The Executive Vice Presidents. Each Executive Vice President shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman or these By-laws.

-27- SECTION 9.8 The Vice Presidents. Each Vice President shall perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman or these By-laws. SECTION 9.9 The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article X of these By-laws; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman or these By-laws. SECTION 9.10 The Secretary. The Secretary shall have the custody of the corporate seal and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary, or in his or her absence, any Assistant Secretary, shall see that all proper notices are given, as required by these By-laws. The Secretary or any Assistant Secretary shall keep the minutes of all meetings of stockholders, the Board of Directors and all committees of the Board of Directors which may request such service. The Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman or these By-laws. SECTION 9.11 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman or these By-laws. SECTION 9.12 Compensation. To the extent required by the rules of the exchange on which the Corporation’s securities are listed, the compensation of the elected officers, and such other officers as may be designated by the Board of Directors, shall be fixed from time to time by the Board of Directors or a committee thereof. The compensation of all other officers shall be fixed by the Chief Executive Officer or the Chief Human Resources Officer of the Corporation. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a Director of the Corporation.

-28- ARTICLE X CONTRACTS, LOANS, CHECKS AND DEPOSITS SECTION 10.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. SECTION 10.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. SECTION 10.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. SECTION 10.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select. SECTION 10.5 Power to Execute Proxies. The Chairman of the Board, the President, a Vice Chairman, the Secretary or any Executive Vice President may execute proxies on behalf of the Corporation with respect to the voting of any shares of stock owned by the Corporation. ARTICLE XI CERTIFICATED AND UNCERTIFICATED SHARES AND THEIR TRANSFER SECTION 11.1 Certificated and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Any stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate representing shares of the Corporation. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman, an Executive Vice President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Any certificates for shares shall be consecutively numbered or otherwise identified. The name of

-29- the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. In the case of stock represented by a certificate, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. SECTION 11.2 Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and either (a) in the case of stock represented by a certificate, on surrender for cancellation of any certificate for such shares, or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. ARTICLE XII FISCAL YEAR SECTION 12.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year. ARTICLE XIII SEAL SECTION 13.1 Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name and jurisdiction of the Corporation and the word “Seal.” ARTICLE XIV WAIVER OF NOTICE SECTION 14.1 Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of these By-laws or under the provisions of the Restated Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice whatsoever is required to be given under the provisions of these By- laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

-30- ARTICLE XV INDEMNIFICATION SECTION 15.1 Indemnification Request. A Director, officer or other person (the “Indemnitee”) who seeks indemnification (other than advancement of expenses pursuant to Section 15.12 hereof), in respect of amounts paid or owing as expenses, judgments, fines, or in settlement, shall submit a written request for indemnification (the “Indemnification Request”) to the Board of Directors of the Corporation by delivering or mailing the same, registered or certified mail, to the Board of Directors c/o the Secretary of the Corporation at the Corporation’s principal executive offices. If mailed, the Indemnification Request shall be deemed made 48 hours after depositing the same in the United States mail addressed as aforesaid. SECTION 15.2 Determination of Indemnification Request. The determination of the Indemnitee’s entitlement to indemnification as set forth in the Indemnification Request shall be made in the specific case, at the expense of the Corporation, as set forth in paragraph 5 of Article Eighth of the Restated Certificate of Incorporation. However, in the event a Change of Control (as hereinafter defined) shall have occurred, such determination shall be made by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. SECTION 15.3 Presumption of Entitlement; Conclusive Effect of Findings of Fact and Law; Other Procedures. The termination with respect to the Indemnitee of any action, suit or proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet the standard of conduct required by Article Eighth of the Restated Certificate of Incorporation for indemnification. If the Indemnitee is a person referred to in paragraphs 1, 2 or 3 of Article Eighth of the Restated Certificate of Incorporation, the Indemnitee shall be presumed to have met the required standard of conduct but only to the extent not contrary to any final findings of fact or law made in any action, suit or proceeding to which the Indemnitee is or was a party and for which indemnification is requested. The person, persons or entity making the determination of the Indemnitee’s entitlement to indemnification shall be entitled to rely upon all such findings of fact and law made known to such person, persons or entity. Such person, persons or entity may consider such other matters as they or it deem appropriate, shall not be required to receive or hear evidence, oral presentations, briefs or other submission, shall not be required to hold hearings, and shall not otherwise be subject to any rules of evidence or procedure applicable to judicial or other proceedings. SECTION 15.4 Cooperation and Expenses. The Indemnitee shall cooperate with the person, persons or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by the Indemnitee in so cooperating with the person, persons or entity making such

-31- determination shall be borne by the Corporation irrespective of the determination as to the Indemnitee’s entitlement to indemnification. SECTION 15.5 Selection of Independent Counsel. If a determination of the Indemnitee’s entitlement to indemnification is to be made by independent counsel (“Independent Counsel”), the Independent Counsel shall be selected as provided in this Section 15.5. If a Change of Control shall not have occurred, Independent Counsel shall be selected by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors. If a Change of Control shall have occurred, or if a quorum shall decline or fail to select Independent Counsel within five business days after having directed, pursuant to paragraph 5(b) of Article Eighth of the Restated Certificate of Incorporation, the determination of the Indemnitee’s entitlement to indemnification to be submitted to Independent Counsel, then Independent Counsel shall be selected by the law firm regularly or most frequently engaged by the Corporation during the preceding three years for representation or counseling in connection with general corporate matters. In any event, Independent Counsel shall be selected from among those Chicago, Illinois, or Delaware law firms having a significant and continuous practice in the field of corporate law but excluding any firm that: (i) has, within the preceding three years represented the Corporation, the Indemnitee or affiliates of either in any significant matter; (ii) has, within the preceding three years, represented any other party in any significant judicial or other proceeding against or in opposition to the Corporation, the Indemnitee or any affiliate of either; (iii) had any involvement of any significant nature in or with respect to the claim for which indemnification is requested; or (iv) has any other material conflict of interest in being engaged as Independent Counsel. SECTION 15.6 Time for Determination. The determination of the Indemnitee’s entitlement to indemnification shall be made within 60 days after such Indemnitee shall have submitted all such additional information, if any, as shall have been reasonably requested during the 30-day period following the initial submission of the Indemnification Request to the Board of Directors pursuant to Section 15.1 hereof. The foregoing notwithstanding, in the event that the claim with respect to which indemnification is requested is the subject of a judicial, government or other proceeding, the Board of Directors, stockholders or Independent Counsel, as the case may be, may defer their determination until 60 days after any such proceeding shall have been finally adjudicated or terminated (by settlement or otherwise) and all periods for appeal, rehearing or reinstitution of such proceeding (whether in a different forum or otherwise) have expired. SECTION 15.7 Failure to Make Determination; Remedies for Enforcement. If a determination of the Indemnitee’s entitlement to indemnification shall not be made within the period specified in these By-laws, unless due to a material failure of the Indemnitee to comply with his or her obligations under Section 15.4 hereof, then the Indemnitee shall be entitled to indemnification to the extent and in the manner set forth in the Indemnification Request. The Indemnitee may only enforce his or her rights to indemnification, whether pursuant to a determination that the Indemnitee is entitled to indemnification or pursuant to this Section 15.7, in any judicial proceeding brought, at the election of the Indemnitee, in any court having jurisdiction within the State of Delaware, the State of Illinois, or the state in which the Corporation shall then have its principal executive offices. The Indemnitee shall be entitled to all expenses actually and reasonably incurred by him or her in connection with the successful enforcement of the Indemnitee’s right to indemnification.

-32- SECTION 15.8 Appeal of Adverse Determination. In the event that a determination shall be made that the Indemnitee is not entitled to indemnification, in whole or in part, the Indemnitee may only institute an action in any court having jurisdiction within the State of Delaware, the State of Illinois, or the state in which the Corporation shall have its principal executive offices to establish the Indemnitee’s right to indemnification. Any such proceeding shall be conducted in all respects as a de novo determination on the merits and any such prior determination made pursuant to these By-laws that the Indemnitee is not entitled to indemnification shall not constitute a presumption that the Indemnitee is not entitled to indemnification. SECTION 15.9 Burden of Proof. In any judicial proceeding regarding the Indemnitee’s right or entitlement to indemnification or advancement of expenses, the Corporation shall have the burden of proving that any Indemnitee who is a person referred to in paragraphs 1, 2 or 3 of Article Eighth of the Restated Certificate of Incorporation is not entitled to indemnification or advancement of expenses as the case may be, subject, however, to principles of res judicata and collateral estoppel relating to prior judicial proceedings to which the Indemnitee is or was a party. In cases in which the Indemnitee is not a person referred to in paragraphs 1, 2 or 3 of Article Eighth of the Restated Certificate of Incorporation, the Indemnitee shall have the burden of proving he or she is entitled to indemnification or the advancement of expenses. SECTION 15.10 Definition of “Disinterested Director.” A Disinterested Director shall mean any Director who: (i) was not a party to the claim or proceeding with respect to which indemnification is requested; (ii) has not submitted an Indemnification Request or a request for advancement of expenses on his or her own behalf that has not been finally resolved; or (iii) does not have any direct and material financial or other personal interest in the determination of the Indemnification Request. SECTION 15.11 Definition of “Change of Control.” A Change of Control shall be deemed to have occurred on the earliest of: (a) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act, indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of Directors (“voting stock”); (b) The commencement by an entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation; (c) The effective time of (i) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 80% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property

-33- of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or (d) The election to the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, of the lesser of (i) three Directors or (ii) Directors constituting a majority of the number of Directors of the Corporation then in office. SECTION 15.12 Advancement of Expenses. Expenses as may be incurred by a person referred to in paragraphs 1, 2 or 3 of Article Eighth of the Restated Certificate of Incorporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in such Article Eighth. Such expenses as may be incurred by other employees and agents may be so paid on such terms and conditions, if any, as the Board of Directors deems appropriate. For purposes of the foregoing, a determination that a person referred to in paragraphs 1, 2 or 3 of Article Eighth of the Restated Certificate of Incorporation is not entitled to be indemnified by the Corporation shall be made in the manner hereinbefore provided for the determination of an Indemnification Request; provided, however, that the Board of Directors may initiate such determination whenever it shall deem the same to be appropriate. In connection with such determination, such person shall be subject to all requirements of these By-laws imposed on an “Indemnitee” in respect of a determination made pursuant to Section 15.2 hereof. SECTION 15.13 Personal Liability of Directors. No Director of the Corporation shall be personally liable to any person seeking indemnification or advancement of expenses for any determination, act or omission in connection therewith. ARTICLE XVI AMENDMENTS SECTION 16.1 Amendments. These By-laws may be altered, amended or repealed and new By-laws may be adopted at any meeting of the Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board of Directors. These By-laws may also be amended or repealed, or new By-laws may be adopted, by action taken by the stockholders of the Corporation.